SIDLEY AUSTIN LLP 1000 LOUISIANA ST SUITE 5900 HOUSTON, TX 77002 +1 (713) 495 4500 +1 (713) 495 7799	Exhibit 5.1

May 8, 2026
Service Corporation International
1929 Allen Parkway
Houston, Texas 77019
Re:    8,200,000 shares of Common Stock, $1.00 par value per share
Ladies and Gentlemen:
We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Service Corporation International, a Texas corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 8,200,000 shares of common stock, $1.00 par value per share (the “Common Stock”), of the Company, which may be issued under the Service Corporation International 2026 Equity Incentive Plan (the “2026 Plan” and the aggregate shares of Common Stock to be registered under the Registration Statement, the “Registered Shares”).
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
We have examined the Registration Statement, the Company’s Amended and Restated Articles of Incorporation, as amended, the Company’s Bylaws, the 2026 Plan, the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the 2026 Plan, and the proposal adopted by the shareholders of the Company at the Company’s 2026 annual meeting of shareholders relating to the 2026 Plan. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.
Based on the foregoing, we are of the opinion that each Registered Share that is newly issued pursuant to the 2026 Plan will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Registered Share shall have been duly issued and delivered in accordance with the 2026 Plan; and (iii) a certificate representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof) or, if any such
Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Service Corporation International
May 8, 2026

Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), all in accordance with the 2026 Plan.
This opinion letter is limited to the Texas Business Organizations Code. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ Sidley Austin LLP